UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2010

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11201 SE 8th Street, Suite 200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 621-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement.

On December 6, 2010, Telanetix, Inc., a Delaware corporation (the "Company"), entered into separate indemnification agreements with each of its directors and executive officers, namely: Steven J. Davis, Charles Hale, Martin Hale Jr., Douglas N. Johnson, David A. Rane and J. Paul Quinn.  The Company's board of directors previously approved the form of indemnification agreement that was entered into with such individuals.  The indemnification agreement superseded and replaced any prior indemnification agreement between the Company and its directors and executive officers.  The Company’s board of directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors and officers of the Company or its subsidiaries.

In general, the indemnification agreements provide that the Company will, to the extent permitted by applicable law, indemnify each indemnitee against all expenses, judgments, fines, and penalties actually and reasonably incurred in connection with the defense or settlement of any criminal, civil or administrative action brought against the indemnitee by reason of the fact that the indemnitee was a director officer or agent of the Company or was serving as a director, officer or agent of another entity at the request of the Company; provided that the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The indemnification agreements also provide for indemnification rights in proceedings brought by or in the right of the Company; provided that the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which indemnitee is judged liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses.

In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement to the fullest extent permitted by law.  The agreements contain a presumption that the indemnitee is entitled to indemnification.

The Company is not obligated to make any indemnity (a) to the extent that payment is actually made to the indemnitee under any insurance policy, or is made to the indemnitee by the Company or an affiliate outside of the indemnification agreement; (b) for liabilities in connection with proceedings that are settled without the Company's consent (unless there has been a change in control); (c) for an accounting of profits made from the purchase and sale (or sale and purchase) by indemnitee of securities of the Company; (d) for which payment is prohibited by applicable law; or (e) in connection with proceedings commenced by Indemnitee (other than a Proceeding commenced by Indemnitee to enforce Indemnitee’s rights under this Agreement) unless the commencement of such Proceeding was authorized by the Board of Directors.

The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the certificate of incorporation or bylaws of the Company, or Delaware General Corporate Law.

The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
10.1	Form of Indemnification Agreement for directors, officers and key employees of Telanetix, Inc. as adopted on December 6, 2010.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Dated: December 6, 2010	Telanetix, Inc.
By:	/s/ J. Paul Quinn
J. Paul Quinn Chief Financial Officer